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                                                              EXHIBIT 3(ii)
                                                              -------------


                          THE DAVEY TREE EXPERT COMPANY



                      1987 AMENDED AND RESTATED REGULATIONS

                              ADOPTED: MAY 19, 1987


                                    ARTICLE I
                                  SHAREHOLDERS


                           SECTION 1. ANNUAL MEETING. The annual meeting of
Shareholders of the Company for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly be brought before such meeting shall be held, at the principal office of the Company in the City of Kent, in Portage County, or at such other place either within or without the State of Ohio as may be designated by the Board of Directors, by the Chairman of the Board, or by the President and specified in the notice of such meeting, at two o'clock p.m. on the third Tuesday of May in each year, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day, or such other date or time as may be designated by the Board of Directors, by the Chairman of the Board of Directors, or by the President and specified in the notice of the meeting.

                           SECTION 2. SPECIAL MEETINGS. Special meetings of the
shareholders of the Company may be held on any business day, when called by the Chairman of the Board, by the Vice Chairman of the Board, by the President, by an Executive Vice President, by a Senior Vice President, by a Vice President, or by the Board of Directors acting at a meeting, or by a majority of the directors acting without a meeting, or by the persons who hold twenty-five percent of all the shares outstanding and entitled to vote thereat. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven or more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within thirty days after the delivery or mailing of such request, the person calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative. Each special meeting shall be called to convene between nine o'clock a.m. and four o'clock p.m., shall be held at the principal office of the Company, unless the same is called by the directors, acting with or without a meeting, in which case such meeting may be held at any place either within or without the State of Ohio designated by the Board of Directors and specified in the notice of such meeting.

                           SECTION 3. NOTICE OF MEETINGS. Not less than seven or
more than sixty days before the date fixed for a meeting of shareholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the Secretary, or Assistant Secretary, or any other person or persons required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder

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entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefore is duly fixed, of record as of said date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Company. Notice of the time, place, and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him or notice of such meeting.

                           SECTION 4. QUORUM; ADJOURNMENT. Except as may be
otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders the holders of shares entitling them to exercise a majority of the voting power of the Company present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law, by the Articles, or by these Regulations to be authorized or taken by a designated proportion of the shares of any particular class or of each class of the Company may be authorized or taken by a less proportion; and provided, further, that the holders of a majority of the voting shares represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.

                           SECTION 5. PROXIES. Persons entitled to vote shares
or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person having appointed a proxy shall not operate to revoke the appointment. Notice to the Company, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.

                           SECTION 6. APPROVAL AND RATIFICATION OF ACTS OF
OFFICERS AND BOARD OF DIRECTORS. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Company, or of the Board of Directors, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of record of shares entitling them to exercise a majority of the voting power of the Company, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Company.


                                   ARTICLE 11
                               BOARD OF DIRECTORS


                           SECTION 1. NUMBER AND CLASSIFICATION. The Board of
Directors will be divided into three classes consisting of not less than three directors each. The number of directors may be fixed or changed by the shareholders at any meeting of shareholders called to elect directors at which a quorum is present, by the vote of the holders of a majority of

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the shares represented at the meeting and entitled to vote on the proposal. The terms in office of the directors in each of the classes will expire in consecutive years. At each annual election of directors, directors will be elected to the class whose term in office expires in that year and will hold office for a term of three years and until their respective successors are elected. In case of any increase in the number of directors of any class, the additional director or directors elected to that class will hold office for the remainder of the term in office of that class.

                           SECTION 2. RESIGNATION; REMOVAL; VACANCIES. Any
director may resign at any time by oral statement made at a meeting of the Board of Directors or in a writing delivered to the secretary; the resignation will take effect immediately or at such other time as the director may specify. No director may be removed prior to the expiration of his term except for gross negligence or willful misconduct in the performance of his duties as a director. No reduction in the number of directors of any class, and no modification or elimination of the classification of the Board of Directors, will of itself have the effect of shortening the term of nay incumbent director. In the event of any vacancy or vacancies in the Board of Directors, however caused, the directors then in office, though less than a majority of the authorized number of directors, may, by the vote of a majority of their number, fill each vacancy for the remainder of the term in office of the director whose resignation, removal, or death resulted in the vacancy.

                           SECTION 3. NOMINATION OF CANDIDATES FOR ELECTION AS
DIRECTORS. At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates will be eligible for election as directors. Candidates may be nominated either by the Board of Directors or by any shareholder entitled to vote at the meeting. Nominations by the Board of Directors may be made at a meeting or in an action without a meeting, not less than 30 days prior to the meeting at which the directors are to be elected. Each candidate nominated by the board will, at the request of the secretary, provide the company with all of the information about himself required, under rules of The Securities and Exchange Commission, to be included in the company's proxy statement for the meeting. Any shareholder who proposes to nominate one or more candidates for election as director must, not less than 30 days prior to the meeting at which the directors are to be elected, notify the secretary of his intention to make the nomination and provide the company with all of the information about each of the candidates as would be required, under the rules of The Securities and Exchange Commission, to be included in a proxy statement soliciting proxies for the election of the candidate, including (i) his name, age, and business and residence addresses, (ii) his principal occupations or employment during the last five years, (iii) the number of shares of the company beneficially owned by him, and (iv) transactions between him and the Company. In the event that a candidate validly nominated by the Board or by a shareholder thereafter becomes unable or unwilling to stand for election as a director, the Board or the shareholder who nominated the candidate, as the case may be, may nominate a substitute candidate. If the Chairman or other officer presiding at the meeting determines that one or more candidates were not nominated in accordance with these procedures, he may rule the nomination of these candidates to be out-of-order and void.

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                           SECTION 4. ORGANIZATION MEETING. Immediately after
each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given.

                           SECTION 5. REGULAR MEETINGS. Regular meetings of the
Board of Directors may be held at such times and places within or without the State of Ohio as may be provided for in bylaws or resolutions adopted by the Board of Directors and upon such notice, if any, as shall be so provided.

                           SECTION 6. SPECIAL MEETINGS. Special meetings of the
Board of Directors may be held at any time within or without the State of Ohio upon call by the Chairman of the Board, the Vice Chairman of the Board, the President, an Executive Vice President, Senior Vice President, or a Vice President or any two directors. Written notice of the time and place of each such meeting shall be given to each director either by personal delivery or by mail, telegram, or cablegram at least two days before the meeting, which notice need not specify the purposes of the meeting; provided, however, that attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting and such notice may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular, or special meeting.

                           SECTION 7. QUORUM; ADJOURNMENT. A quorum of the Board
of Directors shall consist of a majority of the directors then in office; provided, that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time, if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these Regulations otherwise expressly provided.

                           SECTION 8. ACTION WITHOUT A MEETING. Any action which
may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all of the directors, which writing or writings shall be filed with or entered upon the records of the Company.

                           SECTION 9. COMMITTEES. The Board of Directors may at
any time appoint from its members an Executive, Finance, or other committee or committees, consisting of such number of members, not less than three, as the Board of Directors may deem advisable, together with such alternates as the Board of Directors may deem advisable, to take the place of any absent member or members at any meeting of such committee. Each such member and each such alternate shall hold office during the pleasure of the Board of Directors. Any such committee shall act only in the intervals between meetings of the Board of Directors and shall have such authority to fill vacancies in the Board of Directors or in any

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committee of the Board of Directors. Subject to the aforesaid exceptions, any person dealing with the Company shall be entitled to rely upon any act or authorization of an act by any such committee, to the same extent as an act or authorization of the Board of Directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the directors. Unless otherwise ordered by the Board of Directors, any such committee may prescribe its own rules for calling and holding meetings, and for its own method of procedure, and may act at a meeting by a majority of its members or without a meeting by a writing or writings signed by all of its members.

                           SECTION 10. DIRECTORS ADVISORY COMMITTEE. The Board
of Directors may establish a Directors Advisory Committee and appoint to such Committee such number of persons as the Board of Directors may deem advisable. No member of the Board of Directors shall serve on the Directors Advisory Committee, but the Board of Directors may appoint to such Committee any former directors or officers of the Company and such other persons as it may deem advisable. Each member of the Directors Advisory Committee shall be appointed for a term of three years, and no member of the Directors Advisory Committee shall serve for more than two such three-year terms. The Directors Advisory Committee shall exercise an advisory function with respect to only such matters as the Board of Directors may specifically submit to such Committee, provided, however, that the Directors Advisory Committee shall in no event have any authority whatsoever with respect to the operations or management of the Company or to authorize, require, or approve any expenditure, payment, or donation of any funds of the Company.


                                   ARTICLE III
                                    OFFICERS


                           SECTION 1. ELECTION AND DESIGNATION OF OFFICERS. The
Board of Directors shall elect a President, a Secretary, a Treasurer, and, in its discretion, may elect a Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may deem necessary. The Chairman of the Board, the Vice Chairman of the Board, and the President shall be directors, but no one of the other officers need be a director. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged, or verified by two or more officers.

                           SECTION 2. TERM OF OFFICE; VACANCIES. The officers of
the Company shall hold office until the next organization meeting of the Board of Directors and until their successors are elected, except in case of resignation, removal from office, or death. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the directors then in office. Any vacancy in any office may be filled by the Board of Directors.

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                           SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the
Board shall preside at all meetings of the Board of Directors and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

                           SECTION 4. PRESIDENT. The President shall preside at
all meetings of the shareholders and shall preside at all meetings of the Board of Directors, except for meetings of the Board of Directors at which the Chairman of the Board, if any, presides in accordance with the preceding Section. Subject to directions of the Board of Directors, the President shall have general executive supervision over the property, business, and affairs of the Company. He may execute all authorized deeds, mortgages, bonds, contracts, and other authority and shall perform such other duties as may be determined by the Board of Directors.

                           SECTION 5. VICE CHAIRMAN OF THE BOARD. The Vice
Chairman of the Board shall exercise all of the authority of, and perform all of the duties, of the Chairman in case of the absence or inability of the Chairman to act an shall have such other authority and perform such other duties as may be determined by the Board of Directors.

                           SECTION 6. EXECUTIVE VICE PRESIDENTS. The Executive
Vice Presidents shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

                           SECTION 7. SENIOR VICE PRESIDENTS. The Senior Vice
Presidents shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

                           SECTION 8. VICE PRESIDENTS. The Vice Presidents
shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

                           SECTION 9. SECRETARY. The Secretary shall keep the
minutes of the shareholders and of the Board of Directors. He shall keep such books as may be required by the Board of Directors, shall give notices of shareholders meetings and of Board meetings required by law, or by these Regulations, or otherwise, and shall have such authority an shall perform such other duties as may be determined by the Board of Directors.

                           SECTION 10. TREASURER. The Treasurer shall receive
and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Company, and shall do with the same as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

                           SECTION 11. OTHER OFFICERS. The Assistant Secretaries
and Assistant Treasurers, if any, and any other officers whom the Board of Directors may elect shall, respectively, have such authority and perform such other duties as may be determined by the Board of Directors.

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                           SECTION 12. DELEGATION OF AUTHORITY AND DUTIES. The
Board of Directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.


                                   ARTICLE IV
                                  COMPENSATION


                           SECTION 1. DIRECTORS AND MEMBERS OF COMMITTEES.
Members of the Board of Directors and members of any committee of the Board of Directors shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board of Directors, or at each meeting of the committee, or stated compensation payable at intervals, or shall otherwise be compensated as may be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors, which compensation may be in different amounts for various members of the Board of Directors or any committee. No member of the Board of Directors and no member of any committee of the Board of Directors shall be disqualified from being counted in the determination of a quorum or from acting at any meeting of the Board of Directors or of a committee of the Board of Directors by reason of the fact that matters affecting his own compensation as a director, member of a committee of the Board of Directors, officer, or employee are to be determined.

                           SECTION 2. OFFICERS AND EMPLOYEES. The compensation
of officers and employees of the Company, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Such compensation may include pension, disability, and death benefits, and may be by way of fixed salary, or on the basis of earnings of the Company, or any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.


                                    ARTICLE V
                                 INDEMNIFICATION


                           SECTION 1. THIRD PARTY ACTIONS. The Company shall
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action or suit by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company

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and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                           SECTION 2. DERIVATIVE ACTIONS. Other than in
connection with an action or suit in which the liability of a director under
Section 1701.95 of the Ohio Revised Code is the only liability asserted, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent to the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that:

                           (a) no indemnification of a director shall be made if its is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company; and

                           (b) no indemnification of an officer, employee, or agent, regardless of his status as a director, shall be made in respect of any claim, issue, or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company;

unless and only to the extent that the Court of Common Pleas or the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or the other court shall deem proper.

                           SECTION 3. RIGHTS AFTER SUCCESSFUL DEFENSE. To the
extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or Section 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding.


                           SECTION 4. OTHER DETERMINATIONS OF RIGHTS. Except in
a situation governed by Section 3, any indemnification under Section 1 or
Section 2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a

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determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard or conduct set forth in Section 1 or Section 2. The determination shall be made (a) by a majority vote, at a meeting of directors, of those directors who constitute a quorum and who also were not and are not parties to or threatened with any such action, suit, or proceeding or (b) if such a quorum is not obtainable (or even if obtainable) and a majority of disinterested directors so directs, in a written opinion by independent legal counsel (compensated by the Company) or (c) by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and entitled to vote in the election of directors, without regard to voting power which may thereafter exist upon a default, failure, or other contingency or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought.


                           SECTION 5. ADVANCES OF EXPENSES. Unless at the time
of a director's act or omission that is the subject of an action, suit, or proceeding referred to in Section 1 or Section 2 hereof, the only liability asserted against a director in the action, suit, or proceeding referred to in
Section 1 or Section 2 hereof is pursuant to Section 1701.95 of the Revised
Code:


                           (a) expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the company as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt or an undertaking by or on behalf of the director in which he agrees both:
         (i) to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the company or undertaken with reckless disregard for the best interests of the company and (ii) to reasonably cooperate with the company concerning the action, suit, or proceeding.

                           (b) expenses (including attorney's fees), incurred by a director, officer, employee, or agent in defending any action, suit or proceeding referred to in Section 1 or Section 2 of this Article V may be paid by the Company, as they are incurred, in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Company.

                           SECTION 6. PURCHASE OF INSURANCE. The Company may
purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Company would have the

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
power to indemnify him against liability under the provisions of this Article or of the Ohio General Corporation Law. Insurance may be purchased from or maintained with a person in which the Company has a financial interest.

                           SECTION 7. MERGERS. In the case of a merger into this
Company of a constituent corporation which, if its separate existence had continued, would have been required to indemnify directors, trustees, officers, employees, or agents in specified situations, any person who served as a director, officer, employee or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Company (as the surviving corporation) to the same extent he would have been entitled to indemnification by the constituent corporation if its separate existence had continued.

                           SECTION 8. NON-EXCLUSIVITY; HEIRS. Indemnification
authorized by this Article shall not be exclusive of , and shall be in addition to, any other rights granted to those seeking indemnification as a matter of law or under the Articles, these Regulations, any agreement, a vote of shareholders or disinterested directors, any insurance purchased by the Company, any action by the directors to take into account amendments to the Ohio General Corporation Law that expand the authority of the Company to indemnify a director, officer, employee, or agent of the Company, or otherwise, both as to action in his official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


                                   ARTICLE VI
                                   RECORD DATE


                           For any lawful purpose, including, without
limitation, the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders, the Board of Directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in the Ohio General Corporation Law, fix another date, and, in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefore, the record for determining the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

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                                   ARTICLE VII
                             CERTIFICATES FOR SHARES


                           SECTION 1. FORM OF CERTIFICATES AND SIGNATURES. Each
holder of shares shall be entitled to one or more certificates, signed by the Chairman of the Board, the Vice Chairman of the Board, the President, an Executive Vice President, Senior Vice President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Company, which shall certify the number of class of shares held by him in the Company, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Company may be facsimile, engraved, stamped, or printed. Although any officer of the Company whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

                           SECTION 2. TRANSFER OF SHARES. Shares of the Company
shall be transferable upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonably require.

                           SECTION 3. LOST, STOLEN, OR DESTROYED CERTIFICATES.
The Company may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and the Board of Directors may, in its discretion, require the owner, or his legal representatives, to give the Company a bond containing such terms as the Board of Directors may require to protect the Company or any person injured by the execution and delivery of a new certificate.

                           SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of
Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signature of such transfer agents and registrars, or any of them.


                                  ARTICLE VIII
                                 CORPORATE SEAL


                           The corporate seal of this Company shall be circular
in form and shall contain the name of the Company. Failure to affix the corporate seal to any instrument executed on behalf of the Company shall not affect the validity of such instrument.

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



                                   ARTICLE IX
                                   AMENDMENTS


                           The Regulations of the Company may be amended, or new
Regulations may be adopted, by the shareholders at a meeting held for such purpose, by affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal or, without a meeting, by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal. If the Regulations are amended or new Regulations are adopted without a meeting of the shareholders, the Secretary of the Company shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

                                       31